Hims & Hers Health, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

Revenue of $872.0 million, up 65% year-over-year in 2023

Net income of $1.2 million; Adjusted EBITDA profitability of $20.6 million in Q4 2023

Subscribers grew to 1.5 million, up 48% year-over-year in Q4 2023

Provides Q1 and full year 2024 guidance, with full year 2024 revenue in the range of $1.17 billion to $1.20 billion and Adjusted EBITDA in the range of $100 million to $120 million

SAN FRANCISCO, February 26, 2024 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today announced financial results for the fourth quarter and full year ended December 31, 2023 in a shareholder letter that is posted at investors.hims.com.

“Our outstanding results in 2023 underscore the power of the Hims & Hers brands and superior execution across the organization,” said Andrew Dudum, co-founder and CEO. “We are continuing to advance our mission to make the world feel great through the power of better health, which is evident in the significant, consistent and category-leading revenue growth and market share gains we have been delivering. In 2024, we expect to eclipse $1 billion in revenue and deliver our first full year of net income profitability through a continued focus on building personalized and accessible treatments in each of our core specialties. We believe this approach will meaningfully break down barriers that keep individuals from seeking treatment, which will allow us to bring these unique offerings to tens of millions of subscribers over time.”

Yemi Okupe, CFO, stated, “The strong momentum our business is currently experiencing is the direct result of a simple but powerful strategy to provide users with access to high quality personalized care that is attractively priced and backed by a delightful experience from beginning to end. Our operational excellence, solid foundation for profitable growth and highly disciplined capital allocation framework position the Company to continue building upon this momentum in 2024 and beyond. Execution across these factors is driving the expected attainment of our 2025 Adjusted EBITDA target one year early and gives us direct line of sight to our 2025 revenue target.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber and AOV, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Subscribers (end of period)	1,537	1,040	48%	1,537	1,040	48%
Monthly Online Revenue per Average Subscriber	$53	$55	(4)%	$54	$53	2%

Net Orders	2,298	1,855	24%	8,676	6,122	42%
AOV	$103	$87	18%	$97	$82	18%

Revenue
(In Thousands, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Online Revenue	$237,363	$161,162	47%	$842,381	$502,507	68%
Wholesale Revenue	9,256	6,041	53%	29,619	24,409	21%
Total revenue	$246,619	$167,203	47%	$872,000	$526,916	65%

Fourth Quarter 2023 Financial Highlights
•Revenue was $246.6 million for the fourth quarter of 2023 compared to $167.2 million for the fourth quarter of 2022, an increase of 47% year-over-year.
•Gross margin was 83% for the fourth quarter of 2023 compared to 79% for the fourth quarter of 2022.
•Net income was $1.2 million for the fourth quarter of 2023 compared to a net loss of $(10.9) million for the fourth quarter of 2022.
•Adjusted EBITDA was $20.6 million for the fourth quarter of 2023 compared to $3.9 million for the fourth quarter of 2022.
•Net cash provided by operating activities was $22.0 million for the fourth quarter of 2023 compared to net cash used in operating activities of $(6.7) million for the fourth quarter of 2022.
•Free Cash Flow was $10.8 million for the fourth quarter of 2023 compared to $(9.3) million for the fourth quarter of 2022.

Full Year 2023 Financial Highlights
~~•~~Revenue was $872.0 million for the year ended December 31, 2023 compared to $526.9 million for the year ended December 31, 2022, an increase of 65% year-over-year.
~~•~~Gross margin was 82% for the year ended December 31, 2023 compared to 78% for the year ended December 31, 2022.
~~•~~Net loss was $(23.5) million for the year ended December 31, 2023 compared to $(65.7) million for the year ended December 31, 2022.
~~•~~Adjusted EBITDA was $49.5 million for the year ended December 31, 2023 compared to $(15.8) million for the year ended December 31, 2022.
~~•~~Net cash provided by operating activities was $73.5 million for the year ended December 31, 2023 compared to net cash used in operating activities of $(26.5) million for the year ended December 31, 2022.
~~•~~Free Cash Flow was $47.0 million for the year ended December 31, 2023 compared to $(33.8) million for the year ended December 31, 2022.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net loss and cash provided by (used in) operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the first quarter 2024, we expect:
•Revenue of $267 million to $272 million.
•Adjusted EBITDA of $22 million to $27 million, reflecting an Adjusted EBITDA margin of 8% to 10%.

For the full year 2024, we expect:
•Revenue of $1.17 billion to $1.20 billion.
•Adjusted EBITDA of $100 million to $120 million, reflecting an Adjusted EBITDA margin of 9% to 10%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the fourth quarter and full year 2023 results on February 26, 2024, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line growth and profitability and our ability to attain our medium- and long-term financial targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, the timing and market acceptance of any new products or offerings, the success of our business model, our market opportunity, our ability to scale our business, the growth of certain of our specialties, our ability to innovate on and expand the scope of our offerings and experiences, our ability to reinvest into the customer experience, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any of our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. Wholesale Revenue also includes non-prescription product sales to third-party platforms through consignment arrangements. In addition to being revenue generative and profitable, wholesale partnerships and consignment arrangements have the added benefit of generating brand awareness with new customers in physical and online environments.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (each as defined above).

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$96,663	$46,772
Short-term investments	124,318	132,853
Inventory	22,464	21,562
Prepaid expenses and other current assets	21,608	15,408
Total current assets	265,053	216,595
Restricted cash	856	856
Goodwill	110,881	110,881
Property, equipment, and software, net	36,143	11,199
Intangible assets, net	18,574	21,841
Operating lease right-of-use assets	9,588	4,936
Other long-term assets	91	33
Total assets	$441,186	$366,341
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$43,070	$32,363
Accrued liabilities	28,972	12,448
Deferred revenue	7,733	1,472
Earn-out payable	7,412	—
Operating lease liabilities	1,281	1,658
Total current liabilities	88,468	47,941
Operating lease liabilities	8,667	3,649
Earn-out liabilities	—	2,975
Other long-term liabilities	22	35
Total liabilities	97,157	54,600
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 205,104,120 and 200,051,689 shares issued and outstanding as of December 31, 2023 and 2022, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of December 31, 2023 and 2022	21	21
Additional paid-in capital	712,307	656,626
Accumulated other comprehensive loss	(124)	(277)
Accumulated deficit	(368,175)	(344,629)
Total stockholders' equity	344,029	311,741
Total liabilities and stockholders' equity	$441,186	$366,341

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$246,619	$167,203	$872,000	$526,916
Cost of revenue	42,561	34,866	157,051	118,194
Gross profit	204,058	132,337	714,949	408,722
Gross margin %	83%	79%	82%	78%
Operating expenses:(1)
Marketing	125,895	85,542	446,435	272,587
Operations and support	32,839	22,521	119,857	77,403
Technology and development	13,405	8,311	48,227	29,237
General and administrative	32,319	27,568	129,883	98,192
Total operating expenses	204,458	143,942	744,402	477,419
Loss from operations	(400)	(11,605)	(29,453)	(68,697)
Other income (expense):
Change in fair value of liabilities	(19)	(942)	(1,075)	70
Other income, net	2,615	1,519	8,957	2,918
Total other income, net	2,596	577	7,882	2,988
Income (loss) before income taxes	2,196	(11,028)	(21,571)	(65,709)
(Provision) benefit for income taxes	(951)	121	(1,975)	31
Net income (loss)	1,245	(10,907)	(23,546)	(65,678)
Other comprehensive income (loss)	9	185	153	(140)
Total comprehensive income (loss)	$1,254	$(10,722)	$(23,393)	$(65,818)

Net income (loss) per share attributable to common shareholders:
Basic	$0.01	$(0.05)	$(0.11)	$(0.32)
Diluted	$0.01	$(0.05)	$(0.11)	$(0.32)
Weighted average shares outstanding:
Basic	211,584,915	206,140,283	209,344,712	204,516,120
Diluted	221,850,856	206,140,283	209,344,712	204,516,120
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Marketing	$1,559	$1,512	$5,477	$4,648
Operations and support	1,920	836	6,815	2,684
Technology and development	1,921	1,328	7,126	4,327
General and administrative	12,391	8,674	46,662	31,158
Total stock-based compensation expense	$17,791	$12,350	$66,080	$42,817

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Year Ended December 31,
	2023	2022
Operating activities
Net loss	$(23,546)	$(65,678)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,515	7,474
Stock-based compensation	66,080	42,817
Change in fair value of liabilities	1,075	(70)
Net (accretion) amortization on securities	(5,686)	146
Benefit for deferred taxes	(13)	(594)
Impairment of long-lived assets	429	1,127
Non-cash operating lease cost	1,922	1,605
Non-cash acquisition-related costs	2,691	837
Non-cash other	195	—
Changes in operating assets and liabilities:
Inventory	(902)	(8,004)
Prepaid expenses and other current assets	(6,395)	(6,335)
Other long-term assets	(58)	17
Accounts payable	7,324	12,723
Accrued liabilities	16,524	909
Deferred revenue	6,261	(1,716)
Operating lease liabilities	(1,933)	(1,605)
Earn-out payable	—	(10,184)
Net cash provided by (used in) operating activities	73,483	(26,531)
Investing activities
Purchases of investments	(157,239)	(187,700)
Maturities of investments	170,051	194,259
Proceeds from sales of investments	1,574	35,846
Investment in website and mobile application development and internal-use software	(9,272)	(4,533)
Purchases of property, equipment, and intangible assets	(17,220)	(2,714)
Deferred consideration paid for acquisitions	—	(459)
Net cash (used in) provided by investing activities	(12,106)	34,699
Financing activities
Proceeds from exercise of vested stock options	2,322	2,246
Payments for taxes related to net share settlement of equity awards	(14,096)	(3,901)
Payments for earn-out consideration for acquisitions	—	(32,650)
Proceeds from employee stock purchase plan	2,298	1,178
Repurchases of common stock	(1,999)	—
Net cash used in financing activities	(11,475)	(33,127)
Foreign currency effect on cash and cash equivalents	(11)	(53)
Increase (decrease) in cash, cash equivalents, and restricted cash	49,891	(25,012)
Cash, cash equivalents, and restricted cash at beginning of period	47,628	72,640
Cash, cash equivalents, and restricted cash at end of period	$97,519	$47,628
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$96,663	$46,772
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$97,519	$47,628
Supplemental disclosures of cash flow information
Cash paid for taxes	$1,109	$636
Non-cash investing and financing activities
Purchase of property and equipment included in accounts payable	$3,383	$—
Right-of-use asset obtained in exchange for lease liability	6,270	1,206
Vesting of early exercised stock options	—	197

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure) each as defined below. We use Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net income (loss) before stock-based compensation, depreciation and amortization, income taxes, acquisition-related costs (which includes consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses), change in fair value of liabilities, impairment of long-lived assets, and interest income. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Income (Loss) to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenue	$246,619	$167,203	$872,000	$526,916

Net income (loss)	1,245	(10,907)	(23,546)	(65,678)
Stock-based compensation	17,791	12,350	66,080	42,817
Depreciation and amortization	2,658	2,010	9,515	7,474
Provision (benefit) for income taxes	951	(121)	1,975	(31)
Acquisition-related costs	507	1,117	3,016	1,192
Change in fair value of liabilities	19	942	1,075	(70)
Impairment of long-lived assets	—	—	429	1,127
Interest income	(2,601)	(1,472)	(9,029)	(2,610)
Adjusted EBITDA	$20,570	$3,919	$49,515	$(15,779)

Net income (loss) as a % of revenue	1%	(7)%	(3)%	(12)%
Adjusted EBITDA margin	8%	2%	6%	(3)%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash provided by (used in) operating activities, less purchases of property, equipment, and intangible assets and investment in website and mobile application development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by (used in) operating activities and other U.S. GAAP results.

Net Cash Provided By (Used In) Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net cash provided by (used in) operating activities	$21,983	$(6,719)	$73,483	$(26,531)
Less: purchases of property, equipment, and intangible assets in investing activities	(8,631)	(1,400)	(17,220)	(2,714)
Less: investment in website and mobile application development and internal-use software in investing activities	(2,567)	(1,213)	(9,272)	(4,533)
Free Cash Flow	$10,785	$(9,332)	$46,991	$(33,778)

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger
Press@forhims.com